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                                                                     Exhibit 5.1

                       [LETTERHEAD OF GOODWIN PROCTER LLP]


April 29, 2002

Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453

RE: LEGALITY OF SECURITIES TO BE REGISTERED UNDER REGISTRATION STATEMENT ON FORM S-3
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Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to Inverness Medical Innovations, Inc., a Delaware corporation (the "Company"), in connection with the Company's registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which relates to the sale from time to time of up to 5,000,000 shares of common stock, par value $.001 per share (the "Securities"). The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each, a "Prospectus Supplement") to the prospectus contained in the Registration Statement.

         We have examined the charter of the Company, as amended and on file with the Delaware Secretary of State, the bylaws of the Company, as amended, and such records of corporate proceedings of the Company as we have deemed appropriate for the purposes of this opinion, the Registration Statement and the exhibits thereto.

         We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the Commonwealth of Massachusetts and the Delaware General Corporation Law.

         Based upon the foregoing, we are of the opinion that (i) when the Securities are specifically authorized for issuance by the Company's Board of Directors or an authorized committee thereof (the "Authorizing Resolution"),
(ii) upon receipt by the Company of the full consideration therefor as provided in the Authorizing Resolution (which consideration is not less than the par value of the Securities) and (iii) upon the issuance of the Securities as described in the Registration Statement and a Prospectus Supplement that is consistent with the Authorizing Resolution, the Securities will be legally issued, fully paid and nonassessable.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act of 1933, as amended, and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP